UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):    May 30, 2002

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code (800) 326-5789

ITEM 5. OTHER EVENTS.

                On May 30, 2002, HickoryTech announced that its Board of Directors has appointed John E. Duffy as President and Chief Executive Officer of the company, effective July 1, 2002. Mr. Duffy succeeds Robert D. Alton, Jr., who announced his retirement in early April. Mr. Duffy has also been appointed to the Board of Directors.

                Mr. Duffy has held numerous executive and leadership roles in the areas of sales, marketing and operations for Verizon Telecommunications. His 28-year career with Verizon, and its predecessor company, GTE Corporation, included ten years of large business, small business and consumer sales experience, eight years in the areas of operations and strategic planning and ten years in marketing and product management.

                Mr. Duffy also brings extensive experience in managing wireline telecommunications services, large data networks, wireless telecommunications services, long distance products and start-up competitive telephone operations. His work at GTE garnered him numerous company awards and accolades, while bringing a marketing culture and an entrepreneurial focus to the large organization.

                Mr. Alton will continue on as HickoryTech’s Chairman of the Board of Directors until the end of the year and will serve out the remaining two years of his elected term as a Director.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Date:       June 4, 2002

HICKORY TECH CORPORATION

By	/s/ Robert D. Alton, Jr.
Robert D. Alton, Jr.
Chief Executive Officer

By	/s/ David A. Christensen
David A. Christensen
Chief Financial Officer